                                                                       Exhibit 3



                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)


                                                                               For the nine months ended
                                                                               -------------------------
                                                                        SEPTEMBER 30,      SEPTEMBER 30,
                                                                                 1995               1996
                                                                                 ----               ----
Sales of IVD imaging systems                                                $3,274,247       $  3,957,864
Sales of IVD imaging systems supplies and service                            4,933,365          6,598,176
Sales of small instruments and supplies                                      2,419,189          3,714,959
                                                                          ------------       ------------
Net sales                                                                   10,626,801         14,270,999
                                                                          ------------       ------------

Cost of goods - IVD imaging systems                                          1,494,079          2,055,767
Cost of goods - IVD imaging system supplies and service                      2,366,818          3,618,566
Cost of goods - small instruments and supplies                               1,389,672          1,990,301
                                                                          ------------       ------------
Cost of goods sold                                                           5,250,569          7,664,634
                                                                          ------------       ------------
Gross margin                                                                 5,376,232          6,606,365

Marketing and selling                                                        2,084,717          3,229,417
General and administrative                                                   1,298,258          2,343,546
Research and development, net                                                  882,081          1,249,487
Amortization of intangibles                                                    130,150            446,466
Aborted offering, litigation, and other                                              -          1,317,415
Acquisition of in-process research and development                           3,175,645          7,250,000
                                                                          ------------       ------------
Total operating expenses                                                     7,570,851         15,836,331
                                                                          ------------       ------------

Operating loss                                                              (2,194,619)        (9,229,966)

Other income (expense):
  Interest income                                                              243,769            181,764
  Interest expense                                                             (40,676)          (248,060)
  Other income                                                                  67,848             62,685
                                                                          ------------       ------------

Loss before provision (benefit) for income taxes                            (1,923,678)        (9,233,577)
Provision (benefit) for income taxes                                            31,500         (3,540,771)
                                                                          ------------       ------------

Net loss                                                                  $ (1,955,178)      $ (5,692,806)
                                                                          ============       ============

Net loss per share                                                               ($.34)             ($.90)
                                                                          ============       ============

Weighted average number of common shares outstanding for the period
                                                                             5,745,786          6,343,723
                                                                          ============       ============

                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)


                                                                             For the three months ended
                                                                        --------------------------------
                                                                        SEPTEMBER 30,      SEPTEMBER 30,
                                                                                 1995               1996
                                                                                 ----               ----
Sales of IVD imaging systems                                              $  1,123,924       $  1,766,239
Sales of IVD imaging systems supplies and service                            1,766,124          2,431,882
Sales of small instruments and supplies                                        853,593          1,345,327
                                                                          ------------      -------------
Net sales                                                                    3,743,641          5,543,448
                                                                          ------------      -------------

Cost of goods - IVD imaging systems                                            536,693            933,958
Cost of goods - IVD imaging system supplies and service                        799,730          1,522,617
Cost of goods - small instruments and supplies                                 475,658            743,866
                                                                          ------------      -------------
Cost of goods sold                                                           1,812,081          3,200,441
                                                                          ------------      -------------
Gross margin                                                                 1,931,560          2,343,007

Marketing and selling                                                          730,648          1,534,792
General and administrative                                                     434,619          1,072,227
Research and development , net                                                 218,091            658,263
Amortization of intangibles                                                     46,781            265,591
Aborted offering, litigation, and other                                              -          1,317,415
Acquisition of in-process research and development                                              7,250,000
                                                                          ------------      -------------
Total operating expenses                                                     1,430,139         12,098,288
                                                                          ------------      -------------

Operating income (loss)                                                        501,421         (9,755,281)

Other income (expense):
  Interest income                                                               68,755             45,124
  Interest expense                                                              (4,057)          (242,694)
  Other income                                                                     899             30,958
                                                                          ------------       ------------

Income (loss) before provision (benefit) for income taxes                      567,018         (9,921,893)
Provision (benefit) for income taxes                                             3,200         (3,671,059)
                                                                          ------------     --------------

Net income (loss)                                                         $    563,818       $ (6,250,834)
                                                                          ============     ==============
Net income (loss) per share                                               $        .09              ($.98)
                                                                          ============     ==============
Weighted average number of common shares and common
  share equivalents outstanding for the period                               6,563,612          6,383,543
                                                                          ============       ============





                                      -2-